STANDARD SUBLEASE
MULTI-TENANT
AIR COMMERCIAL REAL ESTATE ASSOCIATION

1. Basic Provisions ("Basic Provisions").

1.1 Parties: This Sublease ("Sublease"), dated for reference purposes only Janaury 18, 2006 is made by and between John G. Alevizos, D.O., Inc ("Sublessor") and William Kirby D.O., Inc ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2(a) Premises: That certain portion of the Project (as defined below), known as 15751 Rockfield unit 120 consisting of approximately 2,000 square feet ("Premises"). The Premises are located at: 15751 Rockfield unit 120 Irvine Ca. 92618 in the City of Irvine, County of Orange, State of California, with zip code 92618. In addition to Sublessee's rights to use and occupy the Premises as hereinafter specified, Sublessee shall have nonexclusive rights to the Common Areas (as defined below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, or the utility raceways of the building containing the Premises ("Building") or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project."

1.2(b) Parking: 5 unreserved and 1 reserved vehicle parking spaces.

1.3 Term: ONE (1) years and Zero (0) months commencing February 1, 2006 ("Commencement Date") and ending January 31, 2007 ("Expiration Date").

1.4 Early Possession: After all repairs are complete ("Early Possession Date").

1.5 Base Rent: $3,500.00 per month ("Base Rent"), payable on the First day of each month commencing ~~January 15, 2006~~ February 1st, 2006 (JM). ☐ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6 Sublessee's Share of Operating Expenses: Fifteen percent (15 %) ("Sublessee's Share").

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $3,500.00 for the period February 1, 2006 to February 28, 2006

(b) Security Deposit: $ ("Security Deposit").

(c) Other: $3,500.00 for Security deposit payable $1750.00 each on 3-1-06 and 4-1-06 and improvements of $2650.00 due at signing.

_____ INITIALS

_JK_ INITIALS

(d) **Total Due Upon Execution of this Lease:** $6,150.00

1.8 **Agreed Use:** General office and no more than 400 sq. ft medical use limited to tatoo removal.

1.9 **Real Estate Brokers:**

(a) **Representation:** The following real estate brokers (the "**Brokers**") and brokerage relationships exist in this transaction (check applicable boxes):

☐ NONE represents Sublessor exclusively ("Sublessor's Broker");

☐ NONE represents Sublessee exclusively ("Sublessee's Broker"); or

☐ NONE represents both Sublessor and Sublessee ("Dual Agency").

(b) **Payment to Brokers:** Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of NONE or NONE % of the total Base Rent for the brokerage services rendered by the Brokers).

1.10 **Guarantor.** The obligations of the Sublessee under this Sublease shall be guaranteed by William Kirby ("Guarantor").

1.11 **Attachments.** Attached hereto are the following, all of which constitute a part of this Sublease:

☐ an Addendum consisting of Paragraphs ______ through ______;

☐ a plot plan depicting the Premises and/or Project;

☐ a current set of the Rules and Regulations;

☐ a Work Letter;

☑ a copy of the Master Lease;

☑ other (specify): Drawing of the suite 120 with improvements approved by James Morel.

2. **Premises.**

2.1 **Letting.** Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. Unless otherwise provided herein, any statement of size set forth in this Sublease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. **Note: Sublessee is advised to verify the actual size prior to executing this Sublease.**

2.2 **Condition.** Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("**Start Date**"), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems ("**HVAC**"), and any items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date. If a noncompliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such noncompliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense

2.3 **Compliance.** Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("**Applicable Requirements**") in effect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. **NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed.** If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with specificity the nature and extent of such noncompliance, rectify the same.

2.4 **Acknowledgements.** Sublessee acknowledges that: (a) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (b) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 **Americans with Disabilities Act.** In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modifications or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modifications, construction or improvements shall be made at: ☐ Sublessor's expense ☒ Sublessee's expense.

2.6 **Vehicle Parking.** Sublessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than fullsize passenger automobiles or pickup trucks, herein called "**Permitted Size Vehicles.**" Sublessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Sublessor.

(a) Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b) Sublessee shall not service or store any vehicles in the Common Areas.

(c) If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.7 **Common Areas - Definition.** The term "**Common Areas**" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are provided and designated by the Sublessor from time to time for the general nonexclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 **Common Areas - Sublessee's Rights.** Sublessor grants to Sublessee, for the benefit of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the nonexclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Sublessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Sublessee, which cost shall be immediately payable upon demand by Sublessor.

2.9 **Common Areas - Rules and Regulations.** Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations ("**Rules and Regulations**") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the noncompliance with said Rules and Regulations by other tenants of the Project.

2.10 **Common Areas - Changes.** Sublessor shall have the right, in Sublessor's sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To add additional buildings and improvements to the Common Areas;

(d) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(e) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.

3. **Possession.**

3.1 **Early Possession.** If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.2 **Delay in Commencement.** Sublessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises by the Commencement Date. If, despite said efforts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

3.4 **Sublessee Compliance.** Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisfied.

4. **Rent and Other Charges.**

4.1 **Rent Defined.** All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2 **Common Area Operating Expenses.** Sublessee shall pay to during the term hereof, in addition to the Base Rent, Sublessee's Share of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Sublease, in accordance with the following provisions:

(a) **"Common Area Operating Expenses"** are defined, for purposes of this Sublease, as all costs incurred by Sublessor relating to the operation of the Project, including, but not limited to, the following:

(i) The operation, repair and maintenance, in neat, clean, good order and condition, but not the replacement of the following:

(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.

(bb) Exterior signs and any tenant directories.

(cc) Any fire sprinkler systems.

(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.

(iii) Trash disposal, pest control services, property management, security services, and the costs of any environmental inspections.

(iv) Reserves set aside for maintenance and repair of Common Areas.

(v) Real Property Taxes.

(vi) Insurance premiums.

(vii) Any deductible portion of an insured loss concerning the Building or the Common Areas.

(b) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(c) Sublessee's Share of Common Area Operating Expenses shall be payable by Sublessee within 10 days after a reasonably detailed statement of actual expenses is presented to Sublessee. At Sublessor's option, however, an amount may be estimated by Sublessor from time to time of Sublessee's Share of annual Common Area Operating Expenses and the same shall be payable monthly or quarterly, as Sublessor shall designate, during each 12 month period of the Sublease term, on the same day as the Base Rent is due hereunder. Sublessor shall deliver to Sublessee within 60 days after the expiration of each calendar year a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses incurred during the preceding year. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year exceed Sublessee's Share as indicated on such statement, Sublessor shall credit the amount of such overpayment against Sublessee's Share of Common Area Operating Expenses next becoming due. If Sublessee's payments under this Paragraph 4.2(c) during the preceding year were less than Sublessee's Share as indicated on such statement, Sublessee shall pay to Sublessor the amount of the deficiency within 10 days after delivery by Sublessor to Sublessee of the statement.

4.3 **Utilities.** Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Sublessor's sole judgment, Sublessor determines that Sublessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Sublessee is generating such a large volume of trash as to require an increase in the size of the dumpster and/or an increase in the number of times per month that the dumpster is emptied, then Sublessor may increase Sublessee's Base Rent by an amount equal to such increased costs.

5. **Security Deposit.** The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 16.5 of the Master Lease (as modified by Paragraph 7.3 of this Sublease).

6. **Agreed Use.** The Premises shall be used and occupied only for ____ and for no other purpose.

7. **Master Lease.**

7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter the "Master Lease", wherein John G. Alevizos and Georgia Alevizos ______________________________ is the lessor, hereinafter the "Master Lessor".

7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

7.3 The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom: ______________________________

7.5 The obligations that Sublessee has assumed under paragraph 7.4 hereof are hereinafter referred to as the "**Sublessee's Assumed Obligations**". The obligations that sublessee has not assumed under paragraph 7.4 hereof are hereinafter referred to as the "**Sublessor's Remaining Obligations**".

7.6 Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

7.7 Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

7.8 Sublessor represents to Sublessee that the Master Lease is in full force and effect and that no default exists on the part of any Party to the Master Lease.

8. **Assignment of Sublease and Default.**

8.1 Sublessor hereby assigns and transfers to Master Lessor the Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

8.2 Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

8.3 Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

8.4 No changes or modifications shall be made to this Sublease without the consent of Master Lessor.

9. **Consent of Master Lessor.**

9.1 In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be effective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

9.2 In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties then neither this Sublease, nor the Master Lessor's consent, shall be effective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

9.3 In the event that Master Lessor does give such consent then:

(a) Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b) The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c) The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d) In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without first exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e) Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modifications thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f) In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

9.4 The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

9.5 Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and effect.

9.6 In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default within ten days after service of such notice of default on Sublessee. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and offset from and against Sublessor.

10. **Additional Brokers Commissions.**

10.1 Sublessor agrees that if Sublessee exercises any option or right of first refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in effect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

10.2 Master Lessor agrees that if Sublessee shall exercise any option or right of first refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule of Broker in effect at the time of the execution of this Sublease.

10.3 Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

10.4 Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 10. Broker shall be deemed to be a third-party beneficiary of this paragraph 10.

11. **Representations and Indemnities of Broker Relationships.** The Parties each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Sublease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

12. **Attorney's fees.** If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

13. **No Prior or Other Agreements; Broker Disclaimer.** This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED.

Executed at: ______	Executed at: ______
On: ______	On: ______
By SUBLESSOR:	**By SUBLESSEE:**
John G. Alevizos D.O., Inc	______
By: ______	X By: [signature]
Name Printed: John G. Alevizos	Name Printed: William Kirby, D.O.
Title: ______	Title: President
By: ______	By: ______
Name Printed: ______	Name Printed: ______
Title: ______	Title: ______
Address: ______	Address: ______
Telephone:(___) ______	Telephone:(___) ______
Facsimile:(___) ______	Facsimile:(___) ______
Federal ID No. ______	Federal ID No. ______

COMMERCIAL LEASE

This lease is made between John and Georgia Alevizos

herein called Lessor, and John G. Alevizos, D.O., Inc.

PLEASE INITIAL HERE

herein called Lessee. Lessee hereby offers to lease from Lessor the premises situated in the City of Irvine ______ County of Orange ______, State of California, described as 15751 Rockfield Blvd

upon the following TERMS and CONDITIONS:

1. Term and Rent. Lessor demises the above premises for a term of 21 years and 0 months, commencing January 25,2005____, and terminating on January 14 2026, or sooner as provided herein at the ~~annual~~ MONTHLY rental of twenty one thousand___Dollars ($21,000.00) payable in equal installments in advance on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Lessor, at the address specified above.

2. Use. Lessee shall use and occupy the premises for Medical Office__. The premises shall be used for no other purpose. Lessor represents that the premises may lawfully be used for such purpose. Lessee shall not use the premises for the purposes of storing, manufacturing or selling any explosives, flammables, or other inherently dangerous substance, chemical, thing, or device.

3. Care and Maintenance of Premises. Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and: which shall be maintained by Lessor. Lessee shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery, which would otherwise be required to be maintained by Lessor.

4. Alterations. Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

5. Ordinances and Statutes. Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

6. Assignment and Subletting. Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

7. Utilities. All applications and connections for necessary utility services on the demised premises shall be made in the name of Lessee only, and Lessee shall be solely liable for utility charges as they become due, including those for sewer, water, gas, electricity, and telephone services. In the event that any utility or service provided to the premises is not separately metered, Lessor shall pay the amount due and separately invoice Lessee for Lessee's pro rata share of the charges. Tenant shall pay such amounts within fifteen (15) days of invoice. Lessee acknowledges that the leased premises are designed to provide standard office use electrical facilities and standard office lighting. Lessee shall not use any equipment or devices that utilize excessive electrical energy or that may, in Lessor's reasonable opinion, overload the wiring or interfere with electrical services to other tenants.

8. Entry and Inspection. Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

9. Parking. During the term of this lease, Lessee shall have the nonexclusive use in common with Lessor, other tenants of the building, their guests and invitees, of the nonreserved common automobile parking areas, driveways, and foot ways, subject to rules and regulations for the use thereof as prescribed from time to time by Lessor. Lessor reserves the right to designate parking areas within the building or in a reasonable proximity thereto, for Lessee and Lessee's agents and employees. Lessee shall provide Lessor with a list of all license numbers for the cars owned by Lessee, its agents and employees. Separated structured parking, if any, located about the building is reserved for Lessees of the building who rent such parking spaces. Lessee hereby leases from Lessor spaces in such a structural parking area, such spaces to be on a first-come first-served basis. In consideration of the leasing to Lessee of such spaces, Lessee shall pay a monthly rental __none____________________ Dollars ($0) per space throughout the term of the lease. Such rent shall be due and payable each month without demand at the time herein set for the payment of other monthly rentals, in addition to such other rentals.

10. Possession. If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within days of the commencement of the term hereof.

11. Indemnification of Lessor. To the extent of the law, Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof. Lessee agrees to indemnify and hold Lessor harmless from any claims for damages which arise in connection with any such occurence. Said indemnification shall include indemnity from any costs or fee which Lessor may incur in defending said claim.

12. Insurance. Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows: Lessee shall provide Lessor with a Certificate of Insurance showing Lessor as additional insured. The Certificate shall provide for a ten-day written notice to Lessor in the event of cancellation or material change of coverage. To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of sub rogation which might otherwise exist. If the leased premises or any other part of the building is damaged by fire or other casualty resulting from any act of negligence of Lessee or any of Lessee's agents, employees or invitees, rent shall not be diminished or abated while such damages are under repair, and Lessee shall be responsible for the costs of repair not covered by insurance.

13. Eminent Domain. If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Lessee's use of the premises, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Lessee. Lessee shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Lessee may file a claim for any taking of fixtures and improvements owned by Lessee, and for moving expenses.

14. Destruction of Premises. In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of

Lessee on the premises. If such repairs cannot be made within said sixty (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease.

15. Lessor's Remedies on Default. If Lessee defaults in the payment of rent, or any additional rent, or defaults in the performance of any of the other covenants or conditions hereof, Lessor may give Lessee notice of such default and if Lessee does not cure any such default within days, after the giving of such notice (or if such other default is of such nature that it cannot be completely cured within such period, if Lessee does not commence such curing within such days and thereafter proceed with reasonable diligence and in good faith to cure such default), then Lessor may terminate this lease on not less than days' notice to Lessee. On the date specified in such notice the term of this lease shall terminate, and Lessee shall then quit and surrender the premises to Lessor, without extinguishing Lessee's liability. If this lease shall have been so terminated by Lessor, Lessor may at any time thereafter resume possession of the premises by any lawful means and remove Lessee or other occupants and their effects. No failure to enforce any term shall be deemed a waiver.

16. Security Deposit. Lessee shall deposit with Lessor on the signing of this lease the sum of _____none_____ Dollars ($0) as security for the performance of Lessee's obligations under this lease, including without limitation the surrender of possession of the premises to Lessor as herein provided. If Lessor applies any part of the deposit to cure any default of Lessee, Lessee shall on demand deposit with Lessor the amount so applied so that Lessor shall have the full deposit on hand at all times during the term of this lease.

17. Tax Increase. In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation of paid tax bills an amount equal to 0_____ % of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.

18. Common Area Expenses. In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessee agrees to pay his prorata share of maintenance, taxes, and insurance for the common area.

19. Attorney's Fees. In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

20. Waiver. No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.

21. Notices. Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid, to Lessee at the premises, or Lessor at the address specified above, or at such other places as may be designated by the parties from time to time.

22. Heirs, Assigns, Successors. This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

23. Option to Renew. Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $____________________. The option shall be exercised by written notice given to Lessor not less than days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.

24. Subordination. This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

25. Radon Gas Disclosure. As required by law, (Landlord) (Seller) makes the following disclosure: "Radon Gas" is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in . Additional information regarding radon and radon testing may be obtained from your county public health unit.

26. Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

Signed this day of _____ January 12, 2005 .

Lessor: ______________________________
John Alevizos Georgia Alevizos

Lessee: ______________________________
John G. Alevizos, O.D., Inc.

AIR COMMERCIAL REAL ESTATE ASSOCIATION
GUARANTY OF LEASE

WHEREAS, John G. Alevizos D.O. Inc, hereinafter "SubLessor", and William Kirby D.O. Inc. hereinafter "SUBLessee", are about to execute a document entitled "Standard SUBLease Multi-Tenant" dated January 18, 2006 concerning the premises commonly known as 15751 Rockfield Unit 210 & 220, Irvine Ca. 92618 wherein SubLessor will lease the premises to SubLessee, and

WHEREAS, William Kirby hereinafter "Guarantors" have a financial interest in SubLessee, and

WHEREAS, SubLessor would not execute the SubLease if Guarantors did not execute and deliver to SubLessor this Guarantee of SubLease.

NOW THEREFORE, in consideration of the execution of the foregoing SubLease by SubLessor and as a material inducement to SubLessor to execute said SubLease, Guarantors hereby jointly, severally, unconditionally and irrevocably guarantee the prompt payment by SubLessee of all rents and all other sums payable by SubLessee under said SubLease and the faithful and prompt performance by SubLessee of each and every one of the terms, conditions and covenants of said SubLease to be kept and performed by SubLessee.

It is specifically agreed that the terms of the foregoing SubLease may be modified by agreement between SubLessor and SubLessee, or by a course of conduct, and said SubLease may be assigned by SubLessor or any assignee of SubLessor without consent or notice to Guarantors and that this Guaranty shall guarantee the performance of said SubLease as so modified.

This Guaranty shall not be released, modified or affected by the failure or delay on the part ofSub Lessor to enforce any of the rights or remedies of theSub Lessor under said SubLease, whether pursuant to the terms thereof or at law or in equity.

No notice of default need be given to Guarantors, it being specifically agreed that the guarantee of the undersigned is a continuing guarantee under which SubLessor may proceed immediately against SubLessee and/or against Guarantors following any breach or default by SubLessee or for the enforcement of any rights which SubLessor may have as against SubLessee under the terms of the SubLease or at law or in equity.

SubLessor shall have the right to proceed against Guarantors hereunder following any breach or default by SubLessee without first proceeding against SubLessee and without previous notice to or demand upon either SubLessee or Guarantors.

Guarantors hereby waive (a) notice of acceptance of this Guaranty. (b) demand of payment, presentation and protest, (c) all right to assert or plead any statute of limitations relating to this Guaranty or the SubLease, (d) any right to require the SubLessor to proceed against the SubLessee or any other Guarantor or any other person or entity liable to SubLessor, (e) any right to require SubLessor to apply to any default any security deposit or other security it may hold under the SubLease, (f) any right to require SubLessor to proceed under any other remedy SubLessor may have before proceeding against Guarantors, (g) any right of subrogation.

Guarantors do hereby subrogate all existing or future indebtedness of SubLessee to Guarantors to the obligations owed to SubLessor under the SubLease and this Guaranty.

If a Guarantor is married, such Guarantor expressly agrees that recourse may be had against his or her separate property for all of the obligations hereunder.

The obligations of SubLessee under the SubLease to execute and deliver estoppel statements and financial statements, as therein provided, shall be deemed to also require the Guarantors hereunder to do and provide the same.

The term "SubLessor" refers to and means the SubLessor named in the SubLease and also SubLessor's successors and assigns. So long as SubLessor's interest in the SubLease, the Subleased premises or the rents, issues and profits therefrom, are subject to any mortgage or deed of trust or assignment for security, no acquisition by Guarantors of the SubLessor's interest shall affect the continuing obligation of Guarantors under this Guaranty which shall nevertheless continue in full force and effect for the benefit of the mortgagee, beneficiary, trustee or assignee under such mortgage, deed of trust or assignment and their successors and assigns.

FORM GR-1-12/96E

The term "SubLessee" refers to and means the SubLessee named in the SubLease and also SubLessee's successors and assigns.

In the event any action be brought by said SubLessor against Guarantors hereunder to enforce the obligation of Guarantors hereunder, the unsuccessful party in such action shall pay to the prevailing party therein a reasonable attorney's fee which shall be fixed by the court.

If this Form has been filled in, it has been prepared for submission to your attorney for his approval. No representation or recommendation is made by the AIR Commercial Real Estate Association, the real estate broker or its agents or employees as to the legal sufficiency, legal effect, or tax consequences of this Form or the transaction relating thereto.

Executed at: ______________________ X ______________________

On: ______________________ ______________________

Address: ______________________ William Hickey D.C.

______________________ "GUARANTORS"

FORM GR-1-12/96E

900200.00001/50344068v.1

AIR

ADDENDUM

Date: January 27, 2006

By and Between John G. Alevizos, D.O. Inc.
(SubLessor)
(SubLessee) William Kirby, D.O., Inc.

Address of Premises: 15751 Rockfield suite 120, Irvine CA. 92618

Sublessor and Sublessee agree to the following aditions and changes to the Sublease.

1. Sublessee pays for all telephone and computer installation and all tenant improvements. All improvements to preapproved by landlord.
2. Sublessee agreeme to a non-compete with exisiting tenants in the building.
3. All signage to be preaproved by landlord. The color print out of the white lettering presented by James on 1-23-06 was acceptable.
4. Late Charges. Sublessee hereby acknowledges that late payment by sublessee of rent will cause Sublessor to incur costs not contemplated by this lease, the exact amount of which will be extremely difficult to ascertain. Suc costs inlclude, buut not limited to, processing and accounting charges, and late charges which may be imposed upon Sublessor by any lender. Accordingly, if any rent shall not be received by Sublessor within 5 days after such amount shall be due, then, without any ant requirment for notice to sublessee, sublessee shall immediatly pay to sublessor a one-time late charge equal to 10% of each such overdue amount or $100.00, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of teh costs sublessor will incur by reason of such late payment. acceptance of such late charge by sublessor shall in no event constitute a waiver of sublessee's default or breach with respect to such overdue amount, nor prevent the excercise of any of the rights and remedies granted hereunder. In the event that a late charge is payable hereunder, wether or not collected, for e consecutive installments of Base Rent, then notwithstanding any provision of this lease to the contrary, Base Rent shall, at sublessor's option, become due and payable quarterly in advance. Any late payments other than Late charges shall bear interest at 10% per annum but shall not exceed the maximum rate allowed by law.

John G. Alevizos, D.O. Inc.

William Kirby, D.O. ,Inc.

INITIALS

INITIALS

— MEASUREMENTS —


17.8ft
11.3
New wall
134
New wall plus Door
New Door
10.8
3.6ft
10.8ft
16.5ft

900200.00001/50344068v.1